Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Chemung Financial Corporation on this Form S-4 of our report dated March 15, 2010 on the consolidated financial statements of Chemung Financial Corporation appearing in the 2009 Form 10-K of Chemung Financial Corporation, and to the reference to us under the heading “Experts” in the joint proxy statement/prospectus.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Livingston, New Jersey
December 28, 2010